[Form of]
Severance and Change in Control Agreement
This Severance and Change in Control Agreement (the “Agreement”) between Cal-Maine Foods,
Inc., a Delaware corporation, and [●] (the “Executive”) is dated effective as of April 8, 2025 (the
“Agreement Date”).
ARTICLE I
Definitions
Capitalized

terms

used

in

this

Agreement

but

not

otherwise

defined

shall

have

the

meanings

set
forth in this Article I.

1.1 Affiliate
.

“Affiliate” means a Person that directly,

or indirectly through one or more
intermediaries, controls, or is controlled by, or is under common control with, another specified Person.
1.2 Board
.

“Board” shall mean the Board of Directors of the Company.
1.3 Cause
.

“Cause” shall mean:
(a) An unauthorized use or disclosure by the Executive of the Company’s confidential information or trade secrets;

(b) A material breach by the Executive of any agreement between Executive and
Company;

(c) A material failure by the Executive to comply with the Company’s written policies or rules;

(d) The Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;
(e) The Executive’s gross negligence or willful misconduct in connection with
Executive’s performance of services for the Company or an Affiliate;

(f) A continuing failure by the Executive to perform assigned duties after receiving written notification of such failure from the Board; or
(g) A failure by Executive to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers, or employees, if the Company has requested the
Executive’s cooperation.
For purposes of this provision, no act or failure to act, on the part of the Executive, will be considered
“willful” unless it is done, or omitted to be done, by the Executive in bad faith or without a reasonable belief that the act or omission was in the best interest of the Company or its Affiliates.

Any act, or failure
to act, based on authority given pursuant to a resolution duly adopted by the Board or the advice of counsel to the Company or its Affiliates will be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company or its Affiliates.

The termination
of employment of the Executive will not be deemed to be for Cause unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in subparagraphs (a) through (g) above, and specifying the particulars of such conduct.
1.4 Change in Control . “Change in Control” means:

(a) the acquisition by any individual, entity or group (a “Person”), including any
“person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as
amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the
“Outstanding Voting

Securities”); provided, however, the following shall not be a “Change in Control”:

(1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section or (5) any transaction contemplated by that certain Agreement Regarding Conversion by and among the Company and the other parties thereto dated as of February 25, 2025; provided further that, for purposes of clause (2), if any Person (other than the
Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the
Outstanding Common Stock or 25% or more of the Outstanding Voting

Securities by reason of an
acquisition by the Company, and such Person shall, after such acquisition by the Company,

become the
beneficial owner of any additional shares of the Outstanding Common Stock or any additional
Outstanding Voting

Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or
(b) the cessation of individuals who, as of the date hereof, constitute the Board (the
“Incumbent Board”) to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then constituting the Incumbent Board shall be deemed a member of the Incumbent Board; and provided
further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or
(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); provided, however, “Change in Control” shall not include a Corporate Transaction pursuant to which:
(i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting

Securities
immediately prior to such Corporate Transaction will beneficially own, directly or indirectly,

more than
50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the
Company’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding
Voting

Securities, as the case may be,
(ii) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly,

25% or more of the Outstanding
Common Stock or the Outstanding Voting

Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively,

the outstanding shares of common stock of the corporation
resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and

(iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate
Transaction; or
(d) the consummation of a plan of complete liquidation or dissolution of the Company.
1.5 Code
.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.6 Common Stock
.

“Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.
1.7 Company
.

As used in this Agreement, “Company” shall mean Cal-Maine Foods, Inc. and any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets of the Company.

Following a Change in Control, “Company” shall refer
to the Post-Transaction Corporation.
1.8 Disability
.

“Disability” shall mean:
(a) A disability entitling the Executive to receive benefits under a long-term disability insurance policy maintained by the Company or an Affiliate in effect at the time either because he is totally disabled or partially disabled, as such terms are defined in such policy in effect as of the Agreement
Date or as similar terms are defined in any successor policy.

(b) If there is no long-term disability plan in effect covering the Executive, and if (i) a physical or mental illness renders the Executive incapable of satisfactorily discharging his duties and responsibilities to the Company or an Affiliate for a period of 90 consecutive days, and (ii) such incapacity is certified in writing by a duly qualified physician chosen by the Company or an Affiliate and reasonably acceptable to the Executive or his legal representatives, then the Board will have the power to determine that the Executive has become disabled.

If the Board makes such a determination, the
Company or its Affiliate will have the continuing right and option, during the period that such disability continues, and by notice given in the manner provided in this Agreement, to terminate the status of the
Executive as an officer and employee.

Any such termination will become effective 60 days after such notice of termination is given, unless within such 60-day period, the Executive becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company or an
Affiliate and reasonably acceptable to the Executive or his legal representatives so certifies in writing) and the Executive in fact resumes such services.
(c) The “Disability Effective Date” will mean the date on which termination of the
Executive’s status as an officer and employee becomes effective due to Disability.
1.9 Good Reason.

“Good Reason” shall mean:
(a) Any material breach by the Company of any material provision of this Agreement;
or
(b) The assignment to the Executive of any duties inconsistent in any material adverse respect with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the Agreement Date, or any other action that results in a material diminution in such position, authority, duties or responsibilities; provided that prior to a Change in Control the Company ceasing to have a class of common equity securities registered pursuant to the Securities
Exchange Act of 1934, as amended, shall not constitute “Good Reason.”
(c) Following a Change in Control, as defined in Section 1.3 hereof, “Good Reason”
will also include:
(i) Any failure of the Company to provide the Executive with the position, authority, duties and responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change in Control.

For the avoidance of doubt, Executive’s position, authority,

duties and
responsibilities after a Change in Control shall not be considered commensurate in all material respects with Executive’s position, authority,

duties and responsibilities prior to a Change in Control unless after the Change in Control the Executive holds an equivalent position in the Company and the Company has a class of common equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, if such was the case prior to the Change in Control;
(ii) Any failure of the Company to provide the Executive with the total pay opportunity (including, in the aggregate, base salary, target bonus opportunity and long-term incentive
opportunity and insurance and other employee benefits) at least commensurate with the highest total pay opportunity available to the Executive within the one-year period preceding the Change in Control, unless such failure is the result of an across-the-board reduction applicable to all Company executives
(which includes, for the avoidance of doubt, similarly situated executives of the acquiring company) of less than 10%;
(iii) The Company requiring the Executive to be based at any office or location more than 35 miles from the office or location where Executive was employed immediately preceding the
Change in Control, or requiring the Executive to travel on business to a substantially greater extent than required immediately prior to a Change in Control; or
(iv) Any failure by the Company to comply with and satisfy Sections 4.1(c) and
(d) of this Agreement.
Notwithstanding the foregoing, the Executive shall not have the right to terminate the Executive’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right the Executive provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, the Executive must terminate the Executive’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.
1.10 Post-Transaction Corporation
.

Unless a Change in Control includes a Corporate Transaction,
“Post-Transaction Corporation” means the Company after the Change in Control.

If a Change in Control
includes a Corporate Transaction, “Post-Transaction Corporation” will mean the corporation or other entity resulting from the Corporate Transaction unless, as a result of such Corporate Transaction, an ultimate parent entity controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, “Post-Transaction

Corporation” will mean such ultimate parent
entity.
1.11 Protected Period . “Protected Period” shall mean the period beginning on the date of a Change in
Control and ending on the second anniversary of the Change in Control.
1.12 Retire
.

“Retire” shall mean the Executive’s voluntary termination of employment from the
Company that satisfies the criteria for retirement under any tax qualified retirement plan of the Company.

1.13 Section 409A
.

“Section 409A” shall mean Section 409A of the Code and the regulations and guidance issued thereunder.
1.14
Termination

Date
.

“Termination Date” shall mean, if the Executive’s

status as an officer and
employee is terminated (i) by reason of the Executive’s death, the date of the Executive’s death, (ii) by
reason of Disability, the Disability Effective

Date, (iii) by the Company other than by reason of death or
Disability, the date of delivery of the notice of termination or any later date specified in the notice of termination, which date will not be more than 30 days after the giving of the notice, or (iv) by the
Executive other than by reason of death, the date of delivery of the notice of termination or any later date specified in the notice of termination, which date will not be more than 30 days after the giving of the notice.

ARTICLE II
Severance and Change in Control Benefits
2.1 Term
.

This Agreement shall commence on the Agreement Date and continue in effect through
May 31, 2030 (the “Employment Term”).

Commencing on each June 1
st

thereafter, the Employment
Term will be automatically extended for one additional year,

unless not later than 90 days prior to the end
of the current Employment Term the Board has given written notice to the Executive that it does not wish to extend the Agreement. Notwithstanding the above, if the Executive continues to serve as an officer of the Company and a Change in Control occurs during the Employment Term, then the Executive’s employment under this Agreement shall continue through the end of the Protected Period, subject to any earlier termination of the Executive’s employment pursuant to this Agreement.

2.2 Compensation and Benefits
.

During the Protected Period, the Executive shall be entitled to the following compensation and benefits:

(a)
Salary.

An annual salary (“Base Salary”) at the highest rate in effect for the
Executive at any time during the 120-day period immediately preceding the Change in Control, payable to the Executive at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the
Executive, the intervals in effect at any time after the Change in Control for other most senior executives of the Company and its Affiliates.
(b)
Bonus.

The Executive shall be entitled to participate in an annual incentive bonus program applicable to other most senior executives of the Company and its Affiliates but in no event shall such program provide the Executive with incentive opportunities less favorable than the most favorable of those provided by the Company and its Affiliates for the Executive under the Company’s annual cash plan as in effect for the Executive at any time during the 120-day period immediately preceding the Change in
Control or, if more favorable to the Executive, those provided generally at any time after the Change in
Control to other most senior executives of the Company and its Affiliates.

Any such bonus shall be paid
in cash no later than two and a half months following the close of the fiscal year for which it is earned.
(c)
Fringe Benefits.

The Executive shall be entitled to fringe benefits (including, but not limited to, automobile allowance, air travel, and reimbursement for club membership dues) in accordance with the most favorable agreements, plans, practices, programs and policies of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other most senior executives of the Company and its Affiliates.
(d)
Expenses.

The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses (including food and lodging) incurred by the Executive in accordance with the most favorable agreements, policies, practices and procedures of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change in
Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other most senior executives of the Company and its Affiliates.
(e)
Incentive, Savings and Retirement Plans.

The Executive shall be entitled to
participate in all incentive (both cash and equity), savings and retirement plans, practices, policies and programs applicable generally to other most senior executives of the Company and its Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities
(measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company and its Affiliates for the Executive under any agreements, plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change in Control.
(f)
Welfare

Benefit Plans.

The Executive and the Executive’s family shall be eligible
for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliates (including, without limitation, medical, prescription,

1
dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other most senior executives of the Company and its
Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with benefits, in each case, less favorable than the most favorable of any agreements, plans, practices, policies and programs of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control.
(g)
Indemnification and Insurance.

The Company shall indemnify the Executive, to the
fullest extent permitted by applicable law, for any and all claims brought against him arising out his services during or prior to the Employment Term.

In addition, the Company shall maintain a directors’
and officers’ insurance policy covering the Executive substantially in the form of the policy maintained by the Company and its Affiliates at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other most senior executives of the Company and its Affiliates.
(h)
Office and Support Staff.

The Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its Affiliates at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other most senior executives of the Company and its Affiliates.
(i)
Vacation.

The Executive shall be entitled to paid vacation in accordance with the most favorable agreements, plans, policies, programs and practices of the Company and its Affiliates as in effect for the Executive at any time during the 120-day period immediately preceding the Change in
Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other most senior executives of the Company and its Affiliates.
2.3
Obligations upon Termination

prior to a Change in Control
.
(a)
Termination by the Company without Cause or by the Executive for Good Reason.

If during the Employment Term, and prior to a Change in Control, the Company terminates the
Executive’s employment without Cause, or the Executive terminates his employment for Good Reason, then, subject to Sections 2.6 and 2.8 (as applicable) and, if applicable, the six-month delay set forth in
Section 2.12:
(i) The Company will pay to the Executive the Executive’s Base Salary earned through the Termination Date to the extent not previously paid (the “Accrued Salary”).
(ii) The Company will pay to the Executive an amount in lieu of the annual bonus for the fiscal year in which the Termination Date occurs (the “Termination

Bonus”), which shall
equal the average of the annual cash bonuses paid to the Executive for the three full fiscal years immediately preceding the Termination Date.
(iii) The Company will pay to the Executive in a lump sum in cash an amount equal to [●] times

the sum of (i) the Executive’s base salary in effect at the Termination

Date and (ii) the
average of the annual bonuses paid to the Executive for the immediately preceding three fiscal years (the
“Severance Payment”).
(iv) For a period commencing on the Termination Date and ending on the earlier of

(i) the third anniversary of the Termination Date, or (ii) the date that the Executive accepts new employment (the “Continuation Period”), the Company will at its expense maintain and administer for the continued benefit of Executive all insurance and welfare benefit plans in which Executive was entitled to participate as an employee of the Company as of the Termination Date, except medical reimbursement benefits under the Company’s flex plans, provided that Executive’s

continued
participation is possible under the general terms and provisions of such plans and all applicable laws.

If
the Executive is a “specified employee” governed by Section 2.12, to the extent that any benefits
1 NTD
:

2x for Mr. Miller and 1.5x for Messrs. Bowman, Holladay and Walters.

provided to the Executive under this Section 2.3(iv) are taxable to the Executive, then, with the exception of nontaxable medical insurance benefits, the value of the aggregate amount of such taxable benefits provided to the Executive pursuant to this Section 2.3(iv) during the six-month period following the
Termination Date shall be limited to the amount specified by Section 402(g)(1)(B) of Code for the year in which the Termination Date occurred.

The Executive shall pay the cost of any benefits that exceed the amount specified in the previous sentence during the six-month period following the Termination Date, and shall be reimbursed in full by the Company during the seventh month after the Termination Date.

The coverage and benefits (including deductibles and costs) provided under any such benefit plan in accordance with this paragraph during the Continuation Period will be no less favorable to Executive than the most favorable of such coverages and benefits as of the Termination Date.

If Executive’s
participation in any such benefit plan is barred or any such benefit plan is terminated, the Company will use commercially reasonable efforts to provide Executive with compensation or benefits substantially similar or comparable in value to those Executive would otherwise have been entitled to receive under such plans.

At the end of the Continuation Period, the Executive will have the option to have assigned to him or her, at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company that relates specifically to the Executive.

Subject to the general terms and provisions of
the plans and all applicable laws, the Executive will be eligible for coverage under the Company’s retiree medical plan or the Consolidated Omnibus Budget Reconciliation Act at the end of the Continuation
Period or earlier cessation of the Company’s obligation under the foregoing provisions of this paragraph.

To the extent that the amounts payable under this Section 2.3(iv) are reimbursements and other separation payments described under Treasury Regulations Section 1.409A-1(b)(9)(v), such payments do not provide for the deferral of compensation.

If they do constitute deferral of compensation governed by
Section 409A, they shall be deemed to be reimbursements or in-kind benefits governed by Treasury
Regulations Section 1.409A-3(i)(1)(iv).

If the previous sentence applies, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during the Executive’s taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year, (ii) the reimbursement of an eligible expense must be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(v) The Company will pay or deliver, as appropriate, all other benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the
Company with respect to services rendered by the Executive prior to the Termination Date.
(b)
Termination as a Result of Death, Disability or Retirement.

If, prior to a Change in
Control, (1) the Executive’s employment is terminated by reason of the Executive’s death, (2) the
Company terminates the Executive’s employment by reason of the Executive’s

Disability, or (3) the
Executive Retires and terminates his employment, then, subject to Sections 2.6 and 2.8 (if applicable) and, if applicable, the six-month delay set forth in Section 2.12:
(i) The Company or an Affiliate will pay to the Executive or his legal representatives the Executive’s Accrued Salary.

(ii) The Company or an Affiliate will pay to the Executive or his legal representatives the Termination Bonus.
(iii) The Company or an Affiliate will pay or deliver, as appropriate, all other benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the Company or its Affiliates with respect to services rendered by the Executive prior to the Termination Date.
(c)
Termination for Other Reasons.

If during the Employment Term and prior to a
Change in Control, the Executive’s employment is terminated by the Company for Cause, by the
Executive without Good Reason, or for any other reason (other than as set forth in Sections 2.3(a) and
(b)), the Company will pay to the Executive the Accrued Salary without further obligation to the
Executive other than for obligations by law and obligations for any benefits earned by the Executive or

2
accrued for his benefit pursuant to any employee benefit plans maintained by the Company with respect to services rendered by the Executive prior to the Termination Date.
2.4
Obligations upon Termination

after a Change in Control
.
(a)
Termination as a Result of Death, Disability or Retirement.

If, after a Change in
Control and during the Protected Period, (1) the Executive’s employment is terminated by reason of the
Executive’s death, (2) the Company terminates the Executive’s employment by reason of the Executive’s
Disability, or (3) the Executive Retires and terminates his employment, then, subject to Sections 2.6 and
2.8 (if applicable) and, if applicable, the six-month delay set forth in Section 2.12:
(i) The Company or an Affiliate will pay to the Executive or his legal representatives the Executive’s Accrued Salary.

(ii) The Company or an Affiliate will pay to the Executive or his legal representatives the Termination Bonus.
(iii) The Company or an Affiliate will pay or deliver, as appropriate, all other benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the Company or its Affiliates with respect to services rendered by the Executive prior to the Termination Date.
(b) Termination by the Company for Cause; by the Executive for other than Good
Reason.

If, after a Change in Control and during the Protected Period, the Executive’s employment is terminated by the Company or an Affiliate for Cause, or by the Executive for other than Good Reason, the
Company or Affiliate will pay to the Executive the Accrued Salary without further obligation to the
Executive other than for obligations by law and obligations for any benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the Company or Affiliate with respect to services rendered by the Executive prior to the Termination Date.
(c) Termination by the Company for Reasons other than Death, Disability or Cause; by the Executive for Good Reason.

If, after a Change in Control and during the Protected Period, (1) the
Company or an Affiliate terminates the Executive’s employment other than for Cause, death or Disability, or (2) the Executive terminates his employment for Good Reason, then, subject to Sections 2.6 and 2.8 (if applicable), and, if applicable, the six-month delay set forth in Section 2.12:
(i)
The Company or an Affiliate will pay to the Executive the Accrued Salary.

(ii) The Company or an Affiliate shall pay to the Executive the Termination
Bonus.

(iii) The Company or an Affiliate shall pay to the Executive in a lump sum in cash an amount equal to [●] times

the sum of (A) the Executive’s base salary in effect at the Termination
Date, or if higher, immediately preceding the Change in Control (with such base salary being determined without regard to any reduction that would provide the Executive a basis to terminate employment for
Good Reason), and (B) the average of the annual cash bonuses paid to the Executive for the three full fiscal years immediately preceding the date of the Change in Control, or, if a higher amount results, the
Termination Date (the “CIC Severance Payment”).
(4) For the Continuation Period, the Company or its Affiliate will at its expense maintain and administer for the continued benefit of Executive the benefits provided as under
Section 2.3(iv).

(iv) The Company or an Affiliate will pay or deliver, as appropriate, all other benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans
2 NTD
:

3x for Mr. Miller and 2x for Messrs. Bowman, Holladay and Walters.

maintained by the Company or Affiliate with respect to services rendered by the Executive prior to the
Termination Date.
2.5 Nondisclosure and Proprietary Rights
.

The rights and obligations of the Company and the
Executive contained in Article III hereof will continue to apply notwithstanding a termination triggering obligations of the Company pursuant to Section 2.3 or 2.4.
2.6 Most Favorable Benefits
.

It is the intention of the parties that the terms of this Agreement provide payments and benefits to the Executive that are equivalent or more beneficial to the Executive than are otherwise available to the Executive under the terms of any applicable benefit plan or related compensation agreement.

To that end, the terms of the Agreement shall govern the payments and benefits to which the
Executive shall be entitled upon the termination of the Executive’s employment as provided herein, except that if the terms of any applicable benefit plan or related compensation agreement provide more favorable benefits to the
Executive than are provided hereunder, the terms of such plan or agreement shall control.

2.7
Excise Tax

Provision
.

(a) Notwithstanding any other provisions of this Agreement, if a Change in Control occurs during the original or extended term of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with the Change in Control of the Company or the termination of the Executive’s employment under this Agreement or any other agreement between the
Company and the Executive (all such payments and benefits, including the payments and benefits under
Section 2.4(c) hereof, being hereinafter called “Total Payments”) would be subject (in whole or in part), to an excise tax imposed by section 4999 of the Code (the “Excise Tax”), then the cash payments under
Section 2.4(c) hereof shall first be reduced, and the noncash payments and benefits under the other sections hereof shall thereafter be reduced, to the extent necessary so that no portion of the Total
Payments is subject to the Excise Tax but only if (A) the net amount of such Total

Payments, as so
reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total

Payments
without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Executive would be
subject in respect of such unreduced Total Payments); provided, however,

that the Executive may elect to
have the noncash payments and benefits hereof reduced (or eliminated) prior to any reduction of the cash payments under Section 2.4(c) hereof.
(b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total

Payments the receipt or enjoyment of which
the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total
Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm (the “Auditor”) which was, immediately prior to a Change in Control or other event giving rise to a potential Excise Tax, the Company’s independent auditor, does not constitute a “parachute payment” within the meaning of section 280G(b)(2)
of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise
Tax, no portion of such Total

Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section
280G(b)(4)(B) of the Code, in excess of the “base amount” (within the meaning set forth in section
280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the
Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
(c) At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

2.8 Release Condition
.

The Executive agrees that Executive’s receipt of the compensation and benefits set forth in Sections 2.3 and 2.4, other than the Accrued Salary (the “Severance Benefits”) shall be in lieu of all other claims that the Executive may make by reason of termination of Executive’s employment and that, as a condition to receiving the Severance Benefits, Executive, or his estate or heirs if applicable, will execute a general release of claims in substantially the form attached hereto as Exhibit
A

(the “Release”).

The Executive and the Company agree that the intent of such release is to ensure a final, complete, and enforceable release of all claims that the Executive has or may have against the
Company relating to or arising in any way from the Executive’s employment with the Company and/or the termination thereof.

Within five business days of the Termination

Date, the Company shall deliver to the
Executive the form of release for the Executive to execute.

The Executive will not be eligible for nor
entitled to the Severance Benefits unless the Executive executes and delivers to the Company the release within 21 days of delivery of the release by the Company to the Executive and such release subsequently becomes irrevocable by virtue of the expiration of any revocation period (such time being the “Release
Effective Date”).

The Company shall have no obligation to provide Severance Benefits prior to the
Release Effective Date (and if the maximum period for execution and revocation of the Release spans two calendar years, payments of the Severance Benefits shall be made or begin in the later taxable year).
2.9 Incentive Awards
.

The foregoing benefits are intended to be in addition to the value of any other equity or incentive awards that may be due or that will remain outstanding pursuant to the their terms in connection with a termination of employment, including but not limited to, equity-based incentive awards such as options to acquire Common Stock, restricted stock or restricted stock units granted under the
Company’s stock incentive plans and any other incentive or similar plan heretofore or hereafter adopted by the Company or an Affiliate.
2.10 Resignation from Board of Directors.

If the Executive is a director of the Company and his
employment is terminated for any reason other than death, the Executive will, if requested by the
Company, immediately resign as a director of the Company and its Affiliates.

If such resignation is not
received within 20 business days after the Executive actually receives written notice from the Company requesting the resignation, the Executive will forfeit any right to receive any payments pursuant to this
Agreement.
2.11 Legal Fees
.

The Company agrees to pay as incurred all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the
Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement
(including as a result of any contest by the Executive about the amount or timing of any payment pursuant to this Agreement).
2.12 Section 409A of the Internal Revenue Code
.

(a) This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A as separation pay due to an involuntary separation from service, as a short-term deferral, or under any other provision of Section 409A, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a
“separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.
(b) Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute
"nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the

Termination Date or,

if earlier, on the Executive’s

death (the “Specified Employee Payment Date”) . The
aggregate of any payments that would otherwise have been paid before the Specified Employee Payment
Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.
(c) No acceleration of payments and benefits provided for in this Agreement shall be permitted, except that the Company may accelerate payment, if permitted by Section 409A, as necessary to allow the Executive to pay FICA taxes on amounts payable hereunder and additional taxes resulting from the payment of such FICA amount, or as necessary to pay taxes and penalties arising as a result of the payments provided for in this Agreement failing to meet the requirements of Section 409A.

In no
event shall the Executive, directly or indirectly, designate the calendar year of payment.
(d) To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:
(i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;
(ii) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred;
and
(iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.
ARTICLE III
Nondisclosure and Proprietary Rights
3.1 Confidential Information
.

For purposes of this Agreement, the term “Confidential Information”
means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company and its Affiliates, that at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted or contemplated by the Company and its Affiliates (other than information known by such persons through a violation of an obligation of confidentiality to the Company), whether produced by the Company and its
Affiliates or any of their consultants, agents or independent contractors or by the Executive, and whether or not marked confidential, including without limitation information relating to the Company’s or its
Affiliates’ products and services, business plans, business acquisitions, processes, product or service research and development ideas, methods or techniques, training methods and materials, and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants’
reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any of the foregoing.

3.2 Nondisclosure of Confidential Information
.

(a) The Executive will hold in a fiduciary capacity for the benefit of the Company all
Confidential Information obtained by the Executive during the Executive’s employment (whether prior to or after the Agreement Date) and will use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company.

For a period of five years after the
Termination Date, the Executive agrees (a) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records the Executive has prepared with respect thereto.

In the event that the provisions of
any applicable law or the order of any court would require the Executive to disclose or otherwise make available any Confidential Information, the Executive will give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

Notwithstanding the above, Executive understands that nothing contained in this Agreement limits
Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the
National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and
Exchange Commission or any other federal, state or local governmental agency or commission
(“Government Agencies”).

Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

This Agreement does not limit Executive’s right to receive
an award for information provided to any Government Agencies.
(b) Executive may have certain rights under the Defend Trade Secrets Act of 2016,
Pub. L. 114-153. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly,

or to an attorney; and (B) solely for the purpose of
reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (X) files any document containing the trade secret under seal; and (Y) does not disclose the trade secret, except pursuant to court order.
3.3 Injunctive Relief; Other Remedies
.

The Executive acknowledges that a breach by the Executive
of Section 3.2 would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, the Executive agrees that, in the event of a breach or threatened breach by the Executive of the provisions of Section 3.2, the Company will be entitled to injunctive relief restraining the Executive from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non waivable, applicable law.

Nothing herein, however, will
be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the
Company may be entitled under applicable law in the event of a breach or threatened breach of this
Agreement by the Executive, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys’ fees, incurred by the Company as a result of any such breach or threatened breach.

In addition to the exercise of the foregoing remedies, the Company will have the right upon the occurrence of any such breach to offset the damages of such breach as determined by the
Company, against any unpaid salary,

bonus, commissions or reimbursements otherwise owed to the
Executive.

In particular, the Executive acknowledges that the payments provided under Article II are conditioned upon the Executive fulfilling the nondisclosure agreements contained in this Article III.

If the
Executive at any time materially breaches nondisclosure agreements contained in this Article III, then the
Company may offset the damages of such breach, as determined solely by the Company, against payments otherwise due to the Executive under Article II or, at the Company’s option, suspend payments otherwise
due to the Executive under Article II during the period of such breach.

The Executive acknowledges that
any such offset or suspension of payments would be an exercise of the Company’s right to offset

or
suspend its performance hereunder upon the Executive’s breach of this Agreement; such offset or suspension of payments would not constitute, and shall not be characterized as, the imposition of liquidated damages.

3.4 Governing Law of this Article III; Consent to Jurisdiction
.

Any dispute regarding the
reasonableness of the covenants and agreements set forth in this Article III or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, will be governed by and interpreted in accordance with the laws of the State of the United States or other jurisdiction in which the alleged prohibited disclosure occurs, and, with respect to each such dispute, the Company and the Executive each hereby consent to the jurisdiction of the state and federal courts sitting in the relevant
State (or, in the case of any jurisdiction outside the United States, the relevant courts of such jurisdiction)

for resolution of such dispute, and agree that service of process may be made upon him or it in any legal proceeding relating to this Article III by any means allowed under the laws of such jurisdiction.
3.5 Executive’s Understanding of this Article
.

The Executive hereby represents to the Company
that he has read and understands, and agrees to be bound by, the terms of this Article III.

The Executive
acknowledges that the duration of the covenants contained in Article III are the result of arm’s length bargaining and are fair and reasonable in light of (a) the importance of the functions performed by the
Executive and the length of time it would take the Company to find and train a suitable replacement, and
(b) the Executive’s level of control over and contact with the business and operations of the Company and its Affiliates in various jurisdictions where same are conducted.

It is the desire and intent of the parties
that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and, therefore, to the extent permitted by applicable law,

the parties
hereto waive any provision of applicable law that would render any provision of this Article III invalid or unenforceable.

ARTICLE IV
Miscellaneous
4.1 Binding Effect; Successors .
(a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.
(b) This Agreement is personal to the Executive and shall not be assignable by the
Executive without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.
(c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform or to cause to be performed all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Executive.

(d) The Company shall also require all entities that control or that after the transaction will control (directly or indirectly) the Company or any such successor or assignee to agree to cause to be performed all of the obligations under this Agreement, such agreement to be set forth in a writing reasonably satisfactory to the Executive.
4.2 Notices
.

All notices hereunder must be in writing and, unless otherwise specifically provided herein, will be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) email (read receipt requested).

All
such notices must be addressed as follows:

If to the Company, to:

Cal-Maine Foods, Inc.

_______________

_______________

_______________

Attention:

_________________

If to the Executive, to:

______________

______________

or such other address as to which any party hereto may have notified the other in writing.
4.3 Governing Law
.

Except as provided in Article III hereof, this Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.
4.4 Withholding
.

The Executive agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this
Agreement.
4.5 Amendment, Waiver
.

No provision of this Agreement may be modified, amended or waived except by an instrument in writing signed by both parties.
4.6 Severability
.

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Executive and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law.

Any such
provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
4.7 Waiver of Breach
.

The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.
4.8 Remedies Not Exclusive
.

No remedy specified herein shall be deemed to be such party’s exclusive remedy, and accordingly,

in addition to all of the rights and remedies provided for in this
Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.
4.9 Company’s Reservation of Rights
.

The Executive acknowledges and understands that the
Executive serves at the pleasure of the Board and that the Company has the right at any time to terminate the Executive’s status as an employee of the Company or any of its Affiliates, or to change or diminish
Executive’s status during the Employment Term

or Protected Period, subject to the rights of the Executive
to claim the benefits conferred by this Agreement.
4.10 Counterparts
.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive

have caused this Agreement to be
executed as of the Agreement Date.
Cal-Maine Foods, Inc.

[●]

Executive

[●]
Signature Page of Severance and Change in Control Agreement
between Cal-Maine Foods, Inc. and [●]

EXHIBIT A: FORM OF SEPARATION

AGREEMENT AND RELEASE
SEPARATION

AGREEMENT AND RELEASE
This Separation Agreement and Release (this “Release”) is granted effective as of the date signed below by ________ (“Executive”) in favor of [Cal-Maine Foods, Inc. /__________] (the “Company”),
[successor in interest to Cal-Maine Foods, Inc. pursuant to __________] [ INSERT DESCRIPTION OF
TRANSACTION IF APPLICABLE
].

Capitalized terms not defined in this Release are as defined in the
Severance and Change in Control Agreement between Cal-Maine Foods, Inc. and [●], dated effective [●]
(the “Agreement”). Executive gives this Release in consideration of the Company’s promises and covenants as recited in the Agreement, with respect to which this Release is an integral part.

Executive
agrees as follows:
1.
General Release.

Executive, individually and on behalf of Executive’s successors, assigns, attorneys, and all those entitled to assert Executive’s rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, employees, agents, fiduciaries, parent corporations, subsidiaries, Affiliates, estates, successors, assigns and attorneys (the “Released Parties”), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney’s fees and costs, or liabilities whatsoever (collectively, “Claims”), in law or in equity,

which Executive ever had or now has
against the Released Parties, including, without limitation, any Claims arising by reason of or in any way connected with any employment relationship which existed between the Company and its
Affiliates and Executive and/or the termination of such relationship.

It is understood and agreed
that this Release is intended to cover all Claims, whether known or unknown, of any nature whatsoever, including those which may be traced either directly or indirectly to the aforesaid employment relationship, and/or the termination of that relationship, that Executive has, had or purports to have, from the beginning of time to the date of this Release, and including but not limited to Claims arising or alleged to arise under any federal, state or municipal statute, law or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans
with Disabilities Act of 1990, the Family and Medical Leave Act, or the Fair Labor Standards Act;
Claims for statutory or common law wrongful discharge or termination in violation of public policy; Claims for breach of contract, express or implied, promissory estoppel, fraud, misrepresentation, interference with contract or prospective economic advantage, or unfair business practices; Claims for defamation, libel or slander; Claims for intentional or negligent infliction of emotional distress; Claims for wages or vacation pay; Claims for benefits or that in any way relate to the design or administration of any employee benefit program, including any
Claims arising under the Employee Retirement Income Security Act; Claims for attorney’s fees, expenses and costs; or Claims under any other applicable federal, state or local law or legal concept.
2.
Release of Claims Under Age Discrimination in Employment Act.

Without
limiting the generality of the foregoing General Release, Executive agrees that by executing this
Release, Executive has released and waived any and all Claims Executive has or may have as of the date of this Release under the Age Discrimination in Employment Act, 29 U.S.C. §621, et seq.

Executive acknowledges and agrees that Executive has been, and hereby is, advised by Company to consult with an attorney prior to executing this Release; that the consideration Executive receives for this Release is in addition to anything of value to which Executive is already entitled in the absence of accepting this Release; and that Company has offered Executive the opportunity, before executing this Release, to consider this Release for a period of up to twenty-one (21)
calendar days.

It is further understood that Executive may revoke Executive’s acceptance of this
Release at any time within seven (7) calendar days following the date of Executive’s execution of this Release and, therefore, that this Release is not effective and none of the consideration for this
Release shall be provided to Executive until after the seven (7) calendar day revocation period has expired without Executive having exercised Executive’s right to revoke, subject to any further delay imposed by the Agreement.

3.
Release of Unknown Claims.

Executive understands and agrees that this Release is
a full and final release covering all known and unknown, suspected or unsuspected injuries, debts,
Claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released in this Release.

Executive fully understand that if any fact with respect to any matter covered in this Release is found hereinafter to be other than or different from the facts believed by Executive to be true at the time of the execution of this Release, Executive expressly accepts and assumes that this Release shall be and remain effective, notwithstanding such difference in facts.
4.
Limited Exceptions to Release.

The
only exceptions

to this Release of Claims are
with respect to (1) such Claims as may arise after the date this Release is executed; (2) any indemnification and expense advancement obligations to Executive under Company’s bylaws, certificate of incorporation, law or otherwise, and the Company’s obligations to Executive and
Executive’s rights pursuant to an indemnification agreement between the Company and Executive entered into prior to the termination of Executive’s employment; (3) Executive’s vested rights
under the terms of employee benefit plans sponsored by the Company or pursuant to outstanding incentive awards as described in Section 2.9 of the Agreement; (4) applicable Workers’
Compensation benefits for occupational injuries or illnesses; (5) the right to file a claim for unemployment benefits under state law; and (6) any rights which by law may not be released by private agreement, including Executive’s right to file, participate in or cooperate with an administrative proceeding with or by the United States Equal Employment Opportunity
Commission or any other government agency, provided, however,

that Executive expressly waives
Executive’s right to claim, receive, or accept any monies, damages or other individual relief awarded as a result of any charge of discrimination or lawsuit which may be filed by Executive or anyone acting on Executive’s behalf.

5.
Knowing and Voluntary

Nature of Release.

Executive expressly acknowledges that
Executive has read and understands each and every provision of this Release and the Agreement, which is incorporated herein by reference; that Executive has executed this Release voluntarily, without any duress or undue influence on the part or on behalf of Company or any third party, with the full intent of releasing all Claims against Company and all other Released Parties.

Executive is
fully aware of the legal and binding effect of this Release.
6. Post-Termination Obligations and Covenants
(a)
Confidential Information.

Executive acknowledges that the provisions in Article III
of the Agreement will survive Executive’s termination of employment.
(b)
Non-disparagement.

Executive agrees and covenants that the Executive shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees, officers, or directors now or in the future.

This Section does
not in any way restrict or impede Executive from exercising legally protected rights, including rights under the National Labor Relations Act (NLRA) or the federal securities laws, including the
Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

Executive shall promptly provide written notice of any such order to
[INSERT NAME, TITLE, PHYSICAL ADDRESS, AND EMAIL ADDRESS OF
COMPANY PERSON DESIGNATED] .
(c)
Cooperation.

The parties agree that certain matters in which Executive has been involved during Executive’s employment may need Executive’s

cooperation with the Company in
the future. Accordingly, for a period of two years after the Termination

Date, or if longer, through
the conclusion of any litigation that is pending as of the Termination Date and in which
Executive’s assistance is needed, to the extent reasonably requested by the Company,

Executive
shall cooperate with the Company regarding matters arising out of or related to Executive’s service to the Company, provided that the Company shall make reasonable efforts to minimize disruption

of Executive’s other activities. The Company shall reimburse Executive for reasonable expenses incurred in connection with this cooperation and, to the extent that Executive is required to spend substantial time on such matters, the Company shall compensate Executive at an hourly rate based on Executive’s base salary on the Termination

Date.
(d) Covenant Not to Sue. Executive agrees and covenants not to sue Company or any other of the Released Parties in any local, state or federal court or any other court or tribunal for any Claims released by this Release.
7.
Non-Admission.

The benefits provided under the Agreement are not to be
construed as an admission of any liability whatsoever on the part of the Company or any of the other Released Parties, by whom liability is expressly denied.
8.
Acceptance and Revocation Period.

As provided in the Agreement, to receive the
Severance Benefits under the Agreement, Executive must sign and return this Release to [INSERT
NAME, TITLE, PHYSICAL ADDRESS, AND EMAIL ADDRESS OF COMPANY
PERSON DESIGNATED TO

RECEIVE EXECUTIVE’S RELEASE]

by no later than 5:30
p.m. Central Standard Time on the 21 st

calendar day following the date Executive received this
Release.

In the event Executive signs and returns this Release prior to the expiration of such 21-
day period, Executive waives Executive’s right to review and consider the Release for the remainder of such 21-day period.

In the event Executive fails to sign and return this Release within such 21-day period, the Severance Benefits provided under the Agreement no longer will be available to Executive.

In the event Executive elects to exercise Executive’s right to revoke
Executive’s acceptance of this Release, Executive’s

written revocation must be delivered in person
or by email to [INSERT NAME, TITLE, PHYSICAL ADDRESS, AND EMAIL ADDRESS
OF COMPANY PERSON DESIGNATED

TO RECEIVE EXECUTIVE’S NOTICE OF
REVOCATION]

by no later than 5:30 p.m. Central Standard Time on the 7
th

calendar day
following the date of Executive’s acceptance of this Release, and in such event, none of the
Severance Benefits described in the Agreement will be provided to Executive.

In the event
Executive does not exercise Executive’s right to revoke Executive’s acceptance of this Release
within the seven (7) day revocation period, this Release shall be final and binding on Executive and the Company and fully enforceable by either of them.
9.
Governing Law and Severability.

This Release and the rights and obligations of the
parties hereto shall be governed and construed in accordance with the laws of the State of
Delaware, except as otherwise provided in Article III of the Agreement.

If any term or provision
of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Executive and the
Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law.

Any such provision that is not
susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
10.
Complete Agreement.

This Release and the Agreement set forth the entire
understanding and agreement between Executive and Company concerning the subject matter of this Release and supersede and invalidate any previous agreements or contracts.

No
representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

I have read and understood this Release (including the Agreement, which is incorporated by reference), and I hereby AGREE TO and ACCEPT its terms and conditions.

[Executive’s Name]

Executive’s Signature Date